EXHIBIT 10.9

EMPLOYMENT AGREEMENT

                              THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made as of August 9, 2007, by and between Enthrust Financial Services, Inc., having its principal place of business at 1270 Avenue of the Americas, New York, NY 10017 (the “Company”), and Michael Lacovara, residing at 33 Sherwood Avenue, Greenwich, CT 06831 (the “Executive”).

WITNESSETH:

          WHEREAS, the Company believes that it would benefit from the application of the Executive’s particular and unique skills, experiences and background in connection with the management and operation of the Company, and wishes to employ the Executive as it Chief Executive Officer; and

          WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

                    1. Employment and Duties. The Company hereby employs the Executive as its Chief Executive Officer on the terms and conditions provided in this Agreement, and the Executive agrees to accept such employment, subject to the terms and conditions of this Agreement. In addition, within thirty (30) days of the Commencement Date (as defined in Section 2 below), the Executive shall be nominated by the Board of Directors (the “Board”) to serve as a member of the Board. If at the time of the termination of the Executive’s employment regardless of reason, the Executive is a member of the Board, he hereby agrees to resign as a member of the Board, effective as of such date of termination. The Executive shall perform the lawful duties and responsibilities as are customary for and consistent with the Chief Executive Officer of a full service financial services company of a similar size and capitalization as the Company, and shall perform such other duties and responsibilities as are consistent with his position as Chief Executive Officer, as shall be reasonably determined from time to time by the Board. The Executive shall report to and be supervised by the Board. The Executive shall be based at the Company’s executive offices in New York City, New York or such other place where such executive offices may hereafter be located within a twenty-five (25) mile radius of 42nd Street and Park Avenue, Manhattan, New York City (but in no event shall the Executive be located in the state of New Jersey) and, except for reasonable business travel incident to his employment under this Agreement, the Company agrees the Executive shall not be required to relocate. The Executive agrees to devote substantially all his attention and time during normal business hours to the business and affairs of the Company and to use his reasonable best efforts to perform faithfully and efficiently the duties and responsibilities of his positions and to accomplish the goals and objectives of the Company as may be established by the Board from time to time. Notwithstanding the foregoing, the Executive may engage in the following activities (and shall be entitled to retain all economic benefits thereof including fees paid in connection therewith) as long as: (i) they do not interfere in any material respect with the performance of the Executive’s duties and responsibilities hereunder; and (ii) with respect to (a) service on the board of directors of a corporation or other business, or (b) any activity described in clause (2) below, such activity is pre-approved by the Board: (1) serve on corporate, civic, religious, educational and/or charitable boards or committees, provided that the Executive shall not serve on any board or committee of any corporation or other business which competes with the “Business” (as defined in Section 10(a) below); (2) deliver lectures, fulfill speaking engagements, or teach on a part-time basis at educational institutions; and (3) make investments in businesses or enterprises and manage his personal investments; provided that with respect to such activities Executive shall comply with any business conduct and ethics policy applicable generally to employees of the Company.

                    2. Term. The term of this Agreement shall commence on September 4, 2007, or such later date as the Level One Incentive Compensation and Additional Incentive Compensation set forth in this Agreement is approved by the stockholders of the Corporation (the “Commencement Date”), and shall terminate on December 31, 2009, unless extended or earlier terminated in accordance with the terms of this Agreement (the date of the termination or expiration of the term of this Agreement, including any extensions thereof, if applicable, the “Termination Date”). Such term of employment is herein sometimes referred to as the “Employment Term”. The Employment Term shall be automatically extended for successive one-year periods unless either party notifies the other in writing at least 180 days before December 31, 2009, or any anniversary thereof, as the case may be, that he or it chooses not to extend the Employment Term.

                    3. Compensation. As compensation for performing the services required by this Agreement, and during the Employment Term, the Executive shall be compensated as follows:

                              (a) Base Compensation. The Company shall pay to the Executive an annual salary (“Base Compensation”) of One Hundred Fifty Thousand Dollars ($150,000), payable in equal installments pursuant to the Company’s customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable federal, state, and local income and employment related taxes. The Executive shall be entitled to such increases in Base Compensation with respect to each calendar year during the term of this Agreement as shall be determined by the Compensation Committee of the Board (the “Committee”), in its sole and absolute discretion, based on an annual review of the Executive’s performance. If no Committee is appointed, the Board shall have the duties and authority of the Committee as referred to herein.

                              (b) Level One Compensation. In addition to Base Compensation, the Executive shall be paid a bonus (“Level One Incentive Compensation”) determined as follows:

(i) For the period beginning on the Commencement Date and ending on December 31, 2007, the Executive shall be paid a bonus of $616,666.

          (ii) For the calendar year 2008, the Executive shall be paid a bonus equal to: (1) $800,000, plus (2) if the consolidated gross revenues of the Company for the year ended December 31, 2008 shall be more than 110% of the consolidated gross revenues of the Company for the year ended December 31, 2007, an additional $1,050,000.

          (iii) For the calendar year 2009, the Executive shall be paid a bonus equal to: (1) $800,000, plus (2) if the consolidated gross revenues of the Company for the year ended December 31, 2009 shall be more than 120% of the consolidated gross revenues of the Company for the year ended December 31, 2007, an additional $1,050,000.

                              All Level One Compensation shall be paid as soon as practicable after each year-end, and in all events by March 15 of the ensuing year.

                              (c) Additional Incentive Compensation. In addition to Base Compensation and the Level One Incentive Compensation, the Executive shall participate, during the Employment Term, in all bonus plans applicable to senior executives of the Company (“Additional Incentive Compensation” and together with Level One Incentive Compensation collectively hereafter called “Incentive Compensation”). For purposes of this Agreement, the Executive’s share of Additional Incentive Compensation for any fiscal year of the Company in which the employment of the Executive terminates shall be the product of: (i) an amount equal to his Additional Incentive Compensation if he had been employed by the Company for the entire year (which shall be not less than the product of the aggregate Additional Incentive Compensation paid under such plan for the year of termination of employment, multiplied by the Executive’s percentage share of the aggregate amount paid under such plan for the immediately preceding year), multiplied by; (ii) a fraction the numerator of which shall be the number of days in the portion of the year ending with the date of termination of employment and the denominator of which shall be the number of days in such fiscal year.

                              (d) Restricted Stock Grant. Executive shall be granted 750,000 shares of the Common Stock of the Company pursuant to a restricted stock agreement in the form annexed hereto as Exhibit A on the later of: (i) the Commencement Date; or (ii) the date that the Company’s stockholders approve the plan pursuant to which the restricted stock is being granted.

                              (e) Options. The Executive shall be granted options to purchase 750,000 shares of Common Stock of the Company pursuant to a stockholder approved plan at a price per share which shall be equal to the offering price set forth on the cover page of the prospectus relating to the Company’s sale of its Common Stock in a firm commitment underwritten public offering (a “Public Offering”), which prospectus is dated any date subsequent to the date of this Agreement and prior to November 1, 2007; provided that if a Public Offering has not occurred prior to November 1, 2007, then the price per share shall be equal to the greater of: (1) $7.00; or (2) the fair market value of a share of Company Common Stock at the close of business on October 31, 2007, as determined by the Board in good faith. The foregoing options shall be granted on the earlier of the date of the Public Offering or November 1, 2007 (such that, for the purposes of clarity, the exercise price of the options will in all cases be at least equal to the fair market value of the underlying Company Common Stock on the date of grant). The options shall expire ten years from the date of grant (or such earlier date as provided for in the Option Agreement upon the termination of the Executive’s Employment) and, subject to the continued employment of the Executive, 34% of the options shall vest on the first anniversary of the date of grant and 33% of the options shall vest on each of the second and third anniversaries, respectively, of the date of grant; provided that if: (1) the Company terminates the Executive other than for Cause; (2) the Executive shall terminate his employment for either Good Reason or a Change in Control Event; or (3) the employment of the Executive shall terminate on account of death or Disability (as defined in Section 8(a)(ii) below), then upon the occurrence of such event all unvested options shall immediately become vested. Furthermore, if this Agreement shall expire by non-renewal by the Company prior to the final vesting date, one-half of the then unvested options shall immediately vest and one-half of the then unvested options shall immediately expire. A copy of the form of Option Agreement is annexed hereto as Exhibit B.

                    4. Employee Benefits; Life Insurance.

                              (a) During the Employment Term and subject to the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the Company (or in which the Company participates), in each case according to the terms of such plan or program, on terms no less favorable than the most favorable terms granted to senior executives of the Company.

                              (b) Life Insurance. The Executive hereby consents to the purchase by the Company of one or more “key man” life insurance policies on the life of the Executive in an aggregate amount not to exceed $5 million of death benefit with such policies to be owned by the Company and the death benefits being payable solely to the Company, and the Executive shall cooperate with the Company in obtaining such policies. The Executive has no reason to believe that such policies cannot be obtained at commercially reasonable rates. The Executive shall have no interest in any such life insurance policy. Upon termination of the Executive’s employment with the Company for any reason, and except as the Executive and the Company may otherwise agree, such insurance policy or policies shall be promptly terminated; provided, however, that the Executive shall have the right, upon notice to the Company within thirty (30) days of the date of termination of employment, to purchase the policy or policies relating to him (if transferable by the Company) for an amount equal to their cash value (if any) plus prepaid premiums.

                    5. Vacation and Leaves of Absence. The Executive shall be entitled to the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than twenty (20) days during each calendar year (or pro rata portion thereof), beginning on the Commencement Date of this Agreement. Any vacation days that are not taken in a given twelve (12) month period shall not accrue or carry-over from year to year except as may otherwise be agreed by the Company and the Executive. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within ten (10) days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Company in its sole and absolute discretion may determine, and the Executive shall be entitled to the same sick leave and holidays as is provided to other senior executives of the Company.

                    6. Expenses. The Executive shall be promptly reimbursed for all reasonable and necessary expenses incurred by him in connection with the performance of his duties hereunder, subject to the provision of copies of receipts and such other substantiation as may reasonably be requested by the Company.

                    7. Indemnification.

                              (a) General. The Company agrees that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Company, is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged to be action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, the Executive shall, except as otherwise provided below, be indemnified and held harmless by the Company to the fullest extent authorized by applicable law (in accordance with the certificate of incorporation, bylaws, and/or other governing documents of the Company), as the same exists or may hereafter be amended, against all Expenses (as defined below) incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing, the Company shall not be required to indemnify or hold harmless the Executive with respect to Expenses in connection with any Proceeding which is the result of Executive’s willful misconduct or gross negligence.

                              (b) Expenses. As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations, and any expenses of establishing a right to indemnification under this Agreement.

                              (c) Enforcement. If a claim or request under this Agreement is not paid by the Company, or on their behalf, within fifteen (15) days after a written claim or request has been received by the Company, the Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or request and if successful in whole or in part, the Executive shall also be entitled to be paid the expenses, including all reasonable attorneys’ fees, of prosecuting such suit. The burden of proving that the Executive is not entitled to indemnification for any reason shall be upon the Company.

                              (d) Subrogation. In the event of any payment under this Section 7, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive.

                              (e) Partial Indemnification. If the Executive is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Executive for the portion of such Expenses to which the Executive is entitled.

                              (f) Advances of Expenses. Expenses incurred by the Executive in connection with any

Proceeding shall be paid by the Company in advance, either to the Executive or to a third party designated by the Executive, upon request of the Executive that the Company pay such Expenses.

                              (g) Notice of Claim. The Executive shall promptly give to the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, the Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within the Executive’s power and at such times and places as shall be mutually agreed upon by the Company and the Executive.

                              (h) Defense of Claim. With respect to any Proceeding as to which the Executive notifies the Company of the commencement thereof: (i) the Company will be entitled to participate therein at its own expense; and (ii) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Executive. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Executive shall have reasonably concluded that there may be a conflict of interest between the Company and the Executive in the conduct of the defense of such action.

                                        The Company shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without the Executive’s written consent. Neither the Company nor the Executive shall unreasonably withhold or delay their consent to any proposed settlement.

                              (i) Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 7 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation, by-laws, or other governing documents of the Company, agreement, vote of stockholders, members or disinterested directors or otherwise.

                              (j) Directors and Officers Liability Insurance. The Company agrees to use reasonable efforts to maintain one or more directors and officers liability insurance policies in a reasonable and adequate amount determined by the Board that provides coverage of at least $5 million.

                    8. Termination and Termination Benefits.

                              (a) Termination.

                                         (i) For Cause. Notwithstanding any provision contained herein, the Company may terminate this Agreement at any time during the Employment Term for “Cause”. For purposes of this subsection 8(a)(i), “Cause” shall mean: (1) the continuing willful failure by the Executive to substantially perform his duties hereunder for any reason other than total or partial incapacity due to physical or mental illness; (2) willful misconduct on the part of the Executive in the performance of his duties hereunder that causes material harm to the Company; (3) failure to maintain any license or registration required to be maintained by the rules and regulations of the National Association of Securities Dealers, Inc., the Securities and Exchange Commission, or any other federal or state regulatory agency having jurisdiction over the business conduct of the Executive as an employee of the Company and/or any of its affiliates, if any; or (4) conviction of a felony or of a misdemeanor involving moral turpitude. For purposes of this definition, no act or omission by the Executive will be considered “willful” unless it is made by the Executive in bad faith or without a reasonable belief that the Executive’s act or omission was in the best interests of the Company or its affiliates, and any act or omission by the Executive pursuant to a resolution duly adopted by the Board, or on the written advice of counsel, will be deemed made in good faith and in the best interests of the Company. Termination pursuant to this subsection 8(a)(i) shall be effective immediately upon giving the Executive written notice thereof stating the reason or reasons therefor with respect to clause (4) above, and thirty (30) days after written notice thereof from the Company to the Executive specifying the acts or omissions constituting the failure and requesting that they be remedied with respect to clauses (1), (2) and (3) above, but only if the Executive has not cured such failure within such thirty (30) day period. In the event of a termination pursuant to this subsection 8(a)(i), the Executive shall be entitled to payment of his Base Compensation as computed through the Termination Date, and any unpaid Additional Incentive Compensation for periods ended prior to the Termination Date, and the benefits pursuant to Section 4(a) hereof up to the Termination Date. It is the intention and agreement of the Company that the Executive shall not be deprived by reason of termination for Cause of any payments, options or benefits which have been vested or have been earned or to which the Executive is entitled as of the Termination Date.

                                        (ii) Disability. If due to illness or physical or mental disability, the Executive shall fail, for a total of any six (6) consecutive months (“Disability”), to substantially perform the duties required by this Agreement, the Company may terminate this Agreement upon thirty (30) days’ written notice to the Executive. In such event, the Executive shall be: (1) paid his Base Compensation until the Termination Date and his share of any Incentive

Compensation to which he would have been entitled for the full fiscal year in which such termination occurs; and (2) provided with employee benefits pursuant to Section 4(a), to the extent available, for twelve (12) months following the date of such termination; provided, however, that any compensation to be paid to the Executive pursuant to this subsection 8(a)(ii) shall be offset against any payments received by the Executive pursuant to any policy of disability insurance the premiums of which are paid for by the Company. It is the intention and agreement of the Company that the Executive shall not be deprived by reason of termination for Disability of any payments, options or benefits which have been vested or have been earned or to which the Executive is entitled as of the Termination Date.

                                        (iii) Termination Without Cause or Termination For Good Reason. The Company may terminate the Executive’s employment hereunder without Cause and the Executive may terminate his employment hereunder for “Good Reason” (as defined below). If the Company terminates the Executive’s employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be paid in one lump sum payment as soon as practicable following the Termination Date: (1) if such termination shall have occurred prior to July 1, 2008, (A) an amount equal to the total of all Base Compensation and all Level One Incentive Compensation that could have been earned by the Executive for the period beginning on the Commencement Date through December 31, 2008 ($2,666,666) less all Base Compensation and Level One Incentive Compensation previously paid to the Executive, plus (B) the amount of any Additional Incentive Compensation to which he would have been entitled for the full year in which such termination occurs; (2) if such termination shall have occurred on or after July 1, 2008, and on or before December 31, 2008, (A) the amount payable to the Executive pursuant to subsection 8(a)(iii)(1) above plus, (B) a lump sum payment equal to the product of six (6) times the “Monthly Salary Amount” (as defined below); and (3) if such termination shall have occurred on or after January 1, 2009, (A) an amount equal to Executive’s Base Compensation at the rate in effect at the time of termination of employment through the Termination Date plus, (B) the amount of any Additional Incentive Compensation to which he would have been entitled through the Termination Date for the year in which such termination occurs, plus (C) a lump sum payment equal to the product of six (6) times the Monthly Salary Amount. In addition to the amount payable to the Executive pursuant to the preceding sentence, the Executive shall be paid: (i) any accrued vacation pay; (ii) continuation, for the remainder of the scheduled Employment Term as of such date (or, if longer, for the one-year period ending on the first anniversary of the Termination Date), of the health and welfare benefits of the Executive and any long-term disability insurance generally provided to senior executives of the Company in accordance with Section 4(a) of this Agreement (or the Company shall provide the economic equivalent thereof on an after-tax basis); provided, however, if the Executive obtains new employment and such employment makes the Executive eligible for health and welfare or long-term disability benefits which are equal to or greater in scope then the benefits then being offered by the Company, then the Company shall no longer be required to provide such corresponding benefits to the Executive from and after the date of the Executive’s eligibility for such benefits; and (iii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company. Notwithstanding anything to the contrary contained herein, if within one (1) year following the occurrence of a Change in Control (as defined in Section 8(a)(iv) below): (a) the Company should terminate the Executive’s employment hereunder without Cause; or (b) the Executive should terminate his employment for Good Reason, then the Executive shall be paid an amount as determined in accordance with the provisions of Section 8(a)(iv) hereof, and no payment shall be due pursuant to this Section. In addition, all options and shares of restricted stock previously granted to the Executive which are unvested as of the date of such termination shall become immediately and fully vested, exercisable and all restrictions thereupon shall lapse, upon such termination of employment.

                                         As used herein, “Monthly Salary Amount” shall mean an amount equal to one-twelfth of the sum of: (a) the Executive’s then current annual Base Compensation; plus (b) the Incentive Compensation paid to the Executive for the full calendar year period immediately preceding the Termination Date; or if the Executive shall not have been employed for a full calendar year on the Termination Date, the annualized Incentive Compensation for the preceding calendar year.

                                         As used herein, “Good Reason” means and shall be deemed to exist if, without the prior express written consent of the Executive: (a) the Company breaches this Agreement in any material respect (it being acknowledged that a change in the location of the principal offices of the Company beyond that contemplated in Section 1 of this Agreement would be material); (b) the Executive is assigned duties materially inconsistent with his position as contemplated by Section 1 of this Agreement, or a material change occurs in the Executive’s reporting responsibilities, or the Executive’s title, position, duties or responsibilities as contemplated by Section 1 are changed in a material manner; (c) the Company fails to use its reasonable best efforts to maintain, or cause to be maintained directors and officers liability insurance coverage providing for liability coverage of not less than $5 million with the Executive as a named insured or a member of a group or class which is a named insured; or (d) the Company purports to terminate the Executive’s employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement, provided, however, that with respect to items (a), (b) or (c) above, the Executive provides written notice of termination to the Company based upon the condition described in items (a),

(b) or (c) above within ninety (90) days after the initial existence of such condition and within thirty (30) days of such written notice of termination by the Executive, the Company has not cured such failure or breach.

                                         (iv) Termination upon Change in Control Event. If, within the one-year period commencing on the date of a Change in Control (as defined below): (a) the Company or any successor breaches this Agreement in any material respect (it being acknowledged that a change in the location of the principal offices of the Company beyond that contemplated in Section 1 of this Agreement would be material); (b) the Executive is assigned duties materially inconsistent with his position as contemplated by Section 1 of this Agreement, or a material change occurs in the Executive’s reporting responsibilities, or the Executive’s title, position, duties or responsibilities as contemplated by Section 1 are changed in a material manner; (c) the Executive suffers any material reduction in his compensation (including his benefits), or any material adverse change in his working conditions, and, with respect to (a), (b), or (c) above, the Company fails to cure such action or omission within thirty (30) days after written notice of termination of his employment on account thereof from the Executive; (d) the Executive terminates his employment for Good Reason; or (e) the Executive’s employment hereunder is terminated by the Company without Cause (each a “Change in Control Event”), then the Company shall pay to the Executive in one lump sum promptly following the Change in Control Event an amount equal to the lesser of: (A) three (3) times the amount of the total Base Compensation plus three (3) times the Incentive Compensation paid to the Executive for the calendar year preceding the year in which the Change in Control shall have occurred (or if the Executive shall not have been employed for a full calendar year on the Termination Date, the annualized Incentive Compensation for the preceding calendar year); or (B) the amount described in clause (A) as reduced to the extent necessary to cause the aggregate of all amounts paid to the Executive in connection with (i) a change in ownership or effective control of the Company or (ii) a change in the ownership of a substantial portion of the assets of the Company (if any of the foregoing constitutes an event described in clause (b)(2)(A)(i) of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), taking into account (without limitation) any options, restricted stock, or other compensation the vesting of which is accelerated by reason of the Change in Control Event and subsequent termination of employment, not to exceed 299% of the “base amount” paid to the Executive as such term is defined in Section 280G(b)(3) (or any successor provision). If a Change in Control Event shall occur prior to January 1, 2008, the annualized Incentive Compensation for purposes of clause (A) of the preceding sentence shall be deemed to be $1,850,000. In addition, all options and shares of restricted stock previously granted to the Executive which are unvested as of the date of such termination shall become immediately and fully vested, exercisable and all restrictions thereupon shall lapse, upon such termination of employment.

                                         It is intended by the parties to this Agreement that no amount payable to the Executive in connection with his employment hereunder constitute an “excess parachute payment” within the meaning of Section 280G (or any successor provision) of the Code, and this paragraph (iv) shall be interpreted in a manner consistent with such intent.

                                         For purposes of this Agreement, a “Change of Control” shall mean any of the following, as effected through one transaction or a series of related transactions: (a) any merger by, or other combination of the Company into another corporation or business entity, or other transaction, which results in the holders of equity interests of the Company immediately prior to such transaction owning less than fifty (50%) percent of the equity interests of the surviving corporation or other business entity (in each case as determined by fair market value); (b) any acquisition (by purchase, lease or otherwise) of fifty (50%) percent or more of the gross fair market value of the assets of the Company by any person, corporation or other entity or group thereof acting jointly; or (c) the acquisition, subsequent to the date hereof, of beneficial ownership, directly or indirectly, of voting stock of the Company (defined as Common Stock of the Company or any other stock having voting rights that the Company may issue in the future) by any person, corporation or other entity or group thereof acting jointly, in such amount or amounts as would permit such person, corporation or other entity or group thereof acting jointly to elect a majority of the members of the Board, as then constituted; or (d) individuals who, on the date of this Agreement, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director. Notwithstanding the preceding sentence, any transaction that involves a mere change in identity, form or place of organization within the meaning of Section 368(a)(1)(F) of the Code and any transaction of similar effect shall not constitute a Change in Control.

                                         (v) Termination Other Than For Good Reason or Change in Control Event. If the Executive terminates his employment other than for Good Reason or a Change in Control Event, the Executive shall be paid: (a) his Base Compensation at the rate in effect at the time of termination, through the date of such termination of employment; (b) the share of any Additional Incentive Compensation to which he would have been entitled for the portion of the year in which such termination occurs; (c) any accrued vacation pay; and (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Company.It is the intention and agreement of the Company that the Executive shall not be deprived by reason of termination under this Section of any payments, options or benefits which have been vested or have been earned or to which the Executive is entitled as of the Termination Date.

                              (b) Nonexclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Company. Except as otherwise expressly provided for in this Agreement, amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Company at or subsequent to the date of termination shall be payable in accordance with such plans or programs.

                              (c) Vesting of Stock Grants and Stock Options. In the event of any termination of this Agreement, the Executive’s rights with regard to any stock grants, or stock options shall be as set forth in the respective plan and/or agreement containing the terms and conditions pertaining thereto.

                              (d) Death Benefit. Notwithstanding any other provision of this Agreement, this Agreement shall terminate on the date of the Executive’s death. In such event the Company shall continue to pay the Executive’s Base Compensation to his wife, if she survives him, or, if she does not survive him, to his estate, through the end of the twelfth month following the month in which such death occurs. In addition, the Company shall pay to the Executive’s wife, if she survives him, or, if she does not survive him, to his estate, the Incentive Compensation to which the Executive would have been entitled for the year in which such death occurs.

                              (e) Termination Payment. In the event that this Agreement shall not have been earlier terminated in accordance with the terms and provisions hereof and the Company has elected not to extend the Employment Term as provided for in Section 2 hereof, in consideration for the post-employment covenant against competition set forth in Section 10(a) of this Agreement, the Executive shall be entitled to a lump-sum payment, on the last day of the Employment Term or such later date on which his employment with the Company shall terminate, equal to the product of nine (9) times the Monthly Salary Amount (the “Termination Payment”).

                              (f) Payment. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled under this Section 8, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Termination Date; provided, however, that if the Executive is a “specified employee” of the Company within the meaning of Section 409A(a)(2)(B)(i) of the Code (or any successor provision), no payment under this Section 8 in connection with the Executive’s termination of employment (other than a payment of Base Compensation through the date of such termination, and payments on account of termination of employment by reason of death) shall be made until the date which is six (6) months after the date of the termination of the employment of the Executive (or, if earlier, the date of death of the Executive); provided further, if the Company determines based upon written advice of counsel that any such payment if made during the calendar year that includes the Termination Date would not be deductible in whole or in part by reason of Code Section 162(m), such payment shall be made on January 2 of the following calendar year (or such later date as may be required under the preceding proviso if the Executive is a “specified employee”). Any payment deferred as provided for in this subsection (f) above shall include, when paid, an incremental earnings factor payment equal to four (4%) percent of the amount deferred multiplied by a fraction the numerator of which is the number of days that such payment is deferred and the denominator of which is 365.

                                        If the amount of any payment due to the Executive cannot be finally determined within thirty (30) days after the Termination Date, such amount shall be estimated on a good faith basis by the Company and the estimated amount shall be paid thirty (30) days after such Termination Date (or on such later date as may be determined under the immediately preceding sentence). As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable

                              (g) No Mitigation. The Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after the Termination Date.

                    9. Company Property. All confidential and proprietary information furnished to the Executive by the Company or developed by the Executive on behalf of the Company or at the Company’s direction or for the Company’s use or otherwise in connection with the Executive’s employment hereunder, are and shall remain the sole and confidential property of the Company. If the Company requests the return of such materials in connection with or after the termination of the Executive’s employment, the Executive shall immediately deliver the same to the Company.

                    10. Covenant Not To Compete; Other Covenants.

                              (a) Covenant Against Competition. The Executive acknowledges that, as of the date of execution of this Employment Agreement: (i) the Company is, directly and through its subsidiaries, engaged in the investment banking businesses of corporate finance or mergers and acquisitions as a broker-dealer (the “Business”); (ii) the Business is conducted currently by the Company’s subsidiaries throughout the United States, and may be expanded to other locations; (iii) his employment with the Company will have given him access to confidential information concerning the Business as so conducted; and (iv) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that, without the prior written consent of the Board, the Executive shall not during the Restricted Period and within the Restricted Area (each as defined below), except in the Executive’s capacity as an officer of the Company or any of its affiliates: (a) engage or participate in the Business; (b) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person or entity engaged in the Business; or (c) acquire an equity interest in any person engaged in the Business; provided, that the foregoing restrictions shall not apply at any time if the Executive’s employment is terminated during the Term by the Executive for Good Reason or a Change in Control Event, or by the Company other than for Cause; provided, further, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, not more than five (5%) percent of the outstanding securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System.

                                        As used herein, “Restricted Period” shall mean the period commencing on the Commencement Date and ending on the first anniversary of the Executive’s termination of employment; and “Restricted Area” shall mean any place within the United States and any other country in which the Company is conducting a material portion of its Business at the time of the Executive’s termination.

                              (b) Confidential Information; Personal Relationships. The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during the Restricted Period and for a period thereafter ending on the third anniversary of the termination of employment of the Executive, without the prior written consent of the Board, the

Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company’s Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as “Confidential Information”); provided, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information: (A) in the performance of his duties hereunder; (B) as required by applicable law, or as the Executive reasonably believes to be required by applicable law based upon written advice of counsel, in each instance after reasonable notice to the Company; (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company; or (D) in connection with the defense or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term Confidential Information shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general. Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

                              (c) Employees of the Company and its Affiliates. During the Restricted Period, without the prior written consent of the Board, the Executive shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any person who was employed by the Company and its affiliates or successors at any time within the six-month period ending on the date of termination of employment of the Executive, or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated by the Company shall be excluded from those persons protected by this Section for the benefit of the Company.

                              (d) Business Relationships. During the Restricted Period, the Executive shall not, directly or indirectly, request or advise a person that has a business relationship with the Company to curtail or cancel such person’s business relationship with the Company.

                              (e) Rights and Remedies Upon Breach. If the Executive breaches or threatens to commit a breach of any of the provisions contained in Section 10 of this Agreement (the “Restrictive Covenants”), the Company shall, in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, have the right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                              (f) Severability of Covenants. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions. The provisions set forth in Section 10 above shall be in addition to any other provisions of the business conduct and ethics policy applicable to employees of the Company and its subsidiaries during the term of the Executive’s employment.

                              (g) Savings Clause. If the period of time or the area specified in subsection (a) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjudged to be reasonable.

                    11. Executive’s Representation and Warranties.

                              (a) Other Agreements. The Executive represents and warrants that he has the full right and authority to enter into this Agreement and fully perform his obligations hereunder, that he is not subject to any non-competition agreement other than with the Company, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others. The Executive further represents and warrants that he is not obligated under any contract (including, but not limited to, licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency which would conflict with his obligation to use his best efforts to perform his duties hereunder or which would conflict with the Company’s business and operations as presently conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as officer and employee by the Executive will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument to which the Executive is currently a party or by which the Executive is currently bound.

                              (b) Legal Counsel. The Executive hereby acknowledges that he has been advised by the Company of his right to seek independent legal advice with regard to this Agreement. The Executive hereby confirms to the Company that he has sought such advice and that he is entering into this Agreement freely, knowingly and after due consideration and consultation with such legal counsel.

                    12. Miscellaneous.

                              (a) Integration; Amendment. This Agreement, including the Exhibits hereto and such other documents as are referred to herein or therein, constitute the entire agreement between the parties hereto with respect to the matters set forth herein and supersede and render of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

                              (b) Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

                              (c) Waivers. The failure or delay of any party at any time to require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

                              (d) Power and Authority. The Company represents and warrants to the Executive that it has the requisite corporate power to enter into this Agreement and perform the terms hereof; that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and that this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

                              (e) Burden and Benefit; Survival. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and assigns. The rights and obligations of either party hereunder shall not be assignable except with the prior written consent of the other party. In addition to, and not in limitation of, anything contained in this Agreement, it is expressly understood and agreed that the Company’s obligation to pay any compensation as set forth herein that is payable following a termination of employment shall survive any termination of this Agreement.

                              (f) Governing Law; Headings. This Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New York. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

                              (g) Jurisdiction. Except as otherwise provided for herein, each of the parties: (i) submits to the exclusive jurisdiction of any state court sitting in New York, New York or federal court sitting in New York County in any action or proceeding arising out of or relating to this Agreement; (ii) agrees that all claims in respect of the action or proceeding may be heard and determined in any such court; (iii) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court; and (iv) waives any right such party may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for giving of notices in Section 12(h). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

                              (h) Notices. All notices called for under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally, mailed through the United States Postal Service by registered or certified mail (return receipt requested), postage prepaid, or delivered by nationally recognized overnight courier service to the parties at their respective addresses as set forth on the first page of this Agreement (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), or to any other address or addresses as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this subsection 12(h) for the service of notices.

                                        Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was delivered, if delivered personally or by overnight courier service; otherwise, on the third business day after it is mailed in the manner provided above.

                              (i) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                              (j) Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

                    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

/s/ Michael Lacovara

MICHAEL LACOVARA

ENTHRUST FIANACIAL SERVICES, INC.

By:	/s/ Thomas Pinou

Thomas Pinou, Chief Financial Officer

Exhibit A

ENTHRUST FINANCIAL SERVICES, INC.

RESTRICTED STOCK GRANT AGREEMENT

September __, 2007

Mr. Michael Lacovara
23 Sherwood Avenue
Greenwich, CT 06831

Dear Mr. Lacovara:

          Pursuant to the Employment Agreement (the “Employment Agreement”) dated August 9, 2007 by and between you and Enthrust Financial Services, Inc. (the “Company”), the Company hereby awards to you under its 2007 Stock and Incentive Plan 750,000 shares of its Common Stock, $0.001 par value per share (the “Shares”) pursuant to the terms and conditions of this Agreement. The Company represents that the Shares are fully paid and non-assessable. The Shares are subject to the vesting provisions set forth herein and certain other restrictions as provided for herein. Capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the Employment Agreement.

          You are entitled to all the rights and privileges of a holder of the Shares (including the right to receive and retain all cash dividends declared thereon). As used herein the term “Shares” shall mean and include, in addition to the above referenced number of shares, any new shares or other securities convertible into shares resulting from any merger or reorganization of the Company, or the recapitalization, reclassification or split of the Shares, or any stock dividend paid on the Shares.

          By accepting the Shares you agree as follows:

          1. The Shares shall vest as follows on the following dates (each, a “Vesting Date”):

(i)

one-third of the Shares shall vest on August 31, 2008 if the consolidated gross revenues of the Company for the twelve months ended June 30, 2008 shall be more than 110% of the consolidated gross revenues of the Company for the twelve months ended June 30, 2007;

(ii)

one-third of the Shares shall vest on August 31, 2009 if the consolidated gross revenues of the Company for the twelve months ended June 30, 2009 shall be more than 120% of the consolidated gross revenues of the Company for the twelve months ended June 30, 2007; and

(iii)

one-third of the Shares shall vest on August 31, 2010 if the consolidated gross revenues of the Company for the twelve months ended June 30, 2010 shall be more than 130% of the consolidated gross revenues of the Company for the twelve months ended June 30, 2007.

          2. No Shares shall be sold, conveyed, transferred, pledged, encumbered or otherwise disposed of (any such disposition being herein called a “Transfer”) prior to the date on which such Shares shall have vested as provided in Section 1 above(the period beginning on the date hereof and ending on each respective Vesting Date, being hereinafter called the “Risk Period”), except that this Transfer restriction (the “Transfer Restriction”) shall lapse, and full vesting shall be accelerated with respect to all non-vested Shares that have not been previously transferred to the Company upon: (i) your death; (ii) your Disability; (iii) the termination of your employment by the Company other than for Cause, (iv) your termination of your employment for Good Reason; or (v) your termination of your employment upon a Change in Control Event.

          3. (i) If upon any Vesting Date the Shares which may vest on such Vesting Date shall not vest on account of the failure of the consolidated gross revenues condition to have been met, then the number of Shares subject to vesting on such Vesting Date shall be rolled forward and subject to payment on the following Vesting Date (along with the Shares subject to vesting in such following year), provided that the following year’s consolidated gross revenues condition is achieved; provided, however, that if the next following consolidated gross revenues condition is also not achieved, the original rolled forward Shares shall be forfeited (an “Event of Forfeiture”). Upon any such Event of Forfeiture the Escrowee (as defined in Section 7 below) shall transfer to the Company that number of the Shares which have been forfeited upon such Event of Forfeiture. Immediately upon such Event of Forfeiture, such Shares shall be deemed to have been transferred to the Company and you shall have no further rights or privileges as a holder of the Shares so transferred.

                    (ii) If at any time prior to September 1, 2010, your employment is terminated by the Company for Cause or you terminate your employment for any reason other than for Good Reason or a Change in Control Event (each such event being herein called an “Event of Retransfer”) then, upon such Event of Retransfer the Escrowee shall transfer to the Company that number of the Shares as to which the Transfer Restriction shall still apply on the day following such termination. Immediately upon such Event of Retransfer, such Shares shall be deemed to have been transferred to the Company and you shall have no further rights or privileges as a holder of the Shares so transferred.

                    (iii) Notwithstanding anything to the contrary that may be contained herein, if your employment should terminate on December 31, 2009 on account of the Company having elected not to extend your term of employment, as provided for in Section 2 of the Employment Agreement (such event being herein called a “Term End Termination”), then the balance of the Shares then being held in escrow shall be immediately forfeited.

          4. As an “affiliate” you represent and agree that you will only sell, transfer, pledge or hypothecate any of the Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction wherein registration under the Securities Act of 1933 is not required. For purposes of this Agreement “affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

          5. All certificates for Shares shall be endorsed as follows:

          “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares have been acquired for investment purposes and must be held unless they are subsequently registered under the Securities Act of 1933, as amended, or, in the opinion of counsel to for the Company, an exemption from registration under said Act is available.”

          6. You will be required to satisfy any potential federal, state, local or other tax withholding liability. Such liability must be satisfied at the time the Shares become “substantially vested” (as defined in the regulations issued under Section 83 of the Internal Revenue Code), which would likely be when the restrictions on the Shares lapse. At such time you will be required to report the total value of the Shares as of the date the Shares become substantially vested as ordinary income. This could result in a significant income tax burden to you if the Shares greatly appreciate in value from the date of this Agreement through such time as the Shares become substantially vested. THE FOREGOING IS NOT INTENDED TO CONSTITUTE TAX ADVICE NOR IS IT NECESSARILY COMPREHENSIVE IN LIGHT OF YOUR PERSONAL TAX SITUATION. ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR GENERALLY WITH RESPECT TO THE TAX IMPLICATIONS OF THIS AWARD.

          Unless we approve other arrangements, you must deliver to us either a check or money order in the amount of the required withholding amount on each Vesting Date. In the event of a shortfall, we will withhold the remaining required withholding amount from any compensation which becomes due and payable to you.

          7. In order to facilitate compliance with the transactions described herein, until the Shares vest, certificates representing the shares will be held in escrow by Morse, Zelnick, Rose & Lander, LLP (the “Escrowee”). If and when Shares vest they will be released to you, as soon as is reasonably practicable, subject to your payment of applicable withholding taxes. The Escrowee will hold the Shares pursuant to the terms and conditions of this Restricted Stock Grant Agreement, together with stock powers in the form annexed hereto duly endorsed by you, in blank, with your signature guaranteed thereon by a commercial bank, and shall dispose of them in accordance with all of the terms hereof. The deposit of the Shares into escrow shall not affect your rights as the record holder of the Shares. The Escrowee shall be under no duty except to receive the Shares and dispose of them in accordance with the terms hereof. The Company may redesignate an Escrowee at any time on notice to you.

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          8. This Agreement shall be binding upon and inure to the benefit of you and the Company and your and its respective successors and legal representatives.

Very truly yours,

ENTHRUST FINANCIAL SERVICES, INC.

By:

Thomas Pinou, Chief Financial Officer

Acceptance:

I hereby accept the Shares and agree to all of the terms and conditions described herein.

Michael Lacovara

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Exhibit B

RODMAN & RENSHAW CAPITAL GROUP, INC.
2007 STOCK AND INCENTIVE PLAN
OPTION AGREEMENT

This Option Agreement (this “Agreement”) is made as of ________ __, 2007, between Rodman & Renshaw Capital Group, Inc. (the “Corporation”) and the undersigned (the “Holder”). The Compensation Committee of the Board of Directors of the Corporation has authorized the grant of the following Options to the Holder under the Corporation’s 2007 Stock and Incentive Plan (the “Plan”), subject to the terms and provisions of the Plan and the additional conditions set forth below. Terms used in this Agreement that are not defined herein shall have the meanings assigned to them in the Plan.

          1. The Holder accepts all provisions of the Plan, a copy of which has been delivered to the Holder.

          2. The Corporation grants to the Holder, subject to the conditions of the Plan, a Option to purchase 750,000 shares of the Stock of the Corporation, exercisable in installments as set forth in paragraph 3 of this Agreement, at an Exercise Price equal to the closing price of the Stock on _________ __, 2007 (the “Options”). [This Option [is] [is not] an Incentive Option intended to qualify as an “incentive stock option” under Section 422(b) of the Internal Revenue Code of 1986, as amended.]

          3. Options covered by this Agreement shall become exercisable and may be exercised in installments in accordance with the following schedule:

34% of the Options shall vest on the first anniversary of the date of grant and 33% of the Options shall vest on each of the second and third anniversaries, respectively, of the date of grant; provided that if: (1) the Company terminates the Holder other than for Cause (as defined in the Employment Agreement dated August 9, 2007 between the Corporation and the Holder, hereinafter, the “Employment Agreement”); (2) the Executive shall terminate his employment for either Good Reason or a Change in Control Event (each as defined in the Employment Agreement); or (3) the employment of the Executive shall terminate on account of his death or Disability (as defined in the Employment Agreement), then upon the occurrence of such event all unvested options shall immediately become vested. Furthermore, if the Employment Agreement shall expire by non-renewal by the Corporation prior to the final vesting date, one-half of the then unvested Options shall immediately vest and one-half of the then unvested Options shall immediately expire.

          4. No Option covered by this Agreement may be exercised later than ______ __, 2017. Upon the termination of the employment of the Holder by the Corporation or its Subsidiary, the Options shall be exercisable, if at all, solely to the extent provided in Article XI of the Plan.

          5. The Options covered by this Agreement may be exercised nonsequentially in respect of any other Option granted under the Plan, whether now in the Holder’s possession or hereafter acquired.

          6. The Options are granted expressly subject to the Change of Control provisions of Article X of the Plan.

          7. The Corporation expressly consents to the exercise provisions set forth in Sections 6.7 and 6.8 of the Plan.

          8. Neither this Agreement nor the Options granted hereby shall impose any obligation on the part of the Corporation, or any Subsidiary to continue the employment of the Holder or impose any obligation on the Holder to remain in the employ of the Corporation or any Subsidiary. The Corporation and its Subsidiaries reserve the right to terminate the employment of the Holder at any time and for any reason.

          9. The Options granted hereunder shall not be transferable, whether by operation of law or otherwise,

other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by such holder or, in the event of incapacity, by his or her guardian or legal representative.

          10. In accordance with Section 5.8 of the Plan, any U.S. Federal, state, local and foreign taxes required to be paid by reason of the exercise of the Options (including, without limitation, any social security or similar tax) will be withheld from other compensation, or required to be paid to the Corporation in connection with the exercise of the Options.

          11. This Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law of such state.

The undersigned parties have executed this Agreement as of the day and year first above written.

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:

Title:

By my signature below I acknowledge receipt of this Award, which has been issued to me under the terms of the Plan. I further acknowledge receipt of a copy of the Plan and agree to conform to all of the terms and conditions of this Agreement and the Plan.

Michael Lacovara

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